Exhibit 99.1

IASIS Healthcare Announces First Quarter 2013 Results

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 7, 2013--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal first quarter ended December 31, 2012.

Net revenue for the first quarter totaled $641.3 million, an increase of 2.8% compared to $623.7 million in the prior year quarter. Adjusted EBITDA for the first quarter totaled $69.4 million, compared to $72.2 million in the prior year quarter. Included in adjusted EBITDA for the first quarter were EHR incentives of $5.5 million, compared to $6.7 million in the prior year quarter, and $1.5 million of start-up related costs associated with our new campus of St. Joseph Medical Center located in the Heights community of Houston. Net earnings from continuing operations for the first quarter totaled $3.7 million, compared to $3.6 million in the prior year quarter.

In the first quarter, admissions decreased 0.4% and adjusted admissions increased 3.1%, while net patient revenue per adjusted admission increased 2.4%, each compared to the prior year quarter.

A listen-only simulcast and 30-day replay of IASIS’ first quarter 2013 conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11:00 a.m. Eastern Time on February 7, 2013. A copy of this press release will also be available on the Company’s Web site.

IASIS Healthcare, located in Franklin, Tennessee, is a leading provider of high quality, affordable healthcare services in urban and suburban markets. With total annual net revenue of approximately $2.6 billion, IASIS owns and operates 19 acute care hospitals, one behavioral health hospital, several outpatient service facilities, more than 160 physician clinics, and Medicaid and Medicare managed health plans in Arizona and Utah that serve more than 174,000 members. IASIS’ healthcare facilities offer a variety of access points for convenient patient care in numerous regions across the U.S., including: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; five cities in Texas, including Houston and San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, stock-based compensation, gain on disposal of assets and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended December 31,
	2012	2011
Net revenue
Acute care revenue before provision for bad debts	$597,101	$543,214
Less: Provision for bad debts	(94,656)	(70,279)
Acute care revenue	502,445	472,935
Premium revenue	138,854	150,738
Net revenue	641,299	623,673

Costs and expenses
Salaries and benefits (includes stock-based compensation of $1,137 and $500, respectively)	246,288	223,964
Supplies	89,899	84,170
Medical claims	113,343	124,245
Rentals and leases	13,965	12,266
Other operating expenses	115,093	113,983
Medicare and Medicaid EHR incentives	(5,536)	(6,677)
Interest expense, net	33,845	34,940
Depreciation and amortization	26,852	28,534
Management fees	1,250	1,250
Total costs and expenses	634,999	616,675

Earnings from continuing operations before gain on disposal of assets and income taxes	6,300	6,998
Gain on disposal of assets, net	88	240

Earnings from continuing operations before income taxes	6,388	7,238
Income tax expense	2,735	3,605

Net earnings from continuing operations	3,653	3,633
Earnings (loss) from discontinued operations, net of income taxes	415	(48)

Net earnings	4,068	3,585
Net earnings attributable to non-controlling interests	(1,599)	(2,232)

Net earnings attributable to IASIS Healthcare LLC	$2,469	$1,353

IASIS HEALTHCARE LLC Consolidated Balance Sheets (Unaudited) (in thousands)

	Dec. 31, 2012	Sept. 30, 2012

ASSETS

Current assets
Cash and cash equivalents	$10,013	$48,882
Accounts receivable, net	364,793	339,749
Inventories	63,722	67,650
Deferred income taxes	20,697	19,744
Prepaid expenses and other current assets	94,758	117,851
Total current assets	553,983	593,876

Property and equipment, net	1,176,479	1,171,657
Goodwill	818,475	818,424
Other intangible assets, net	28,341	29,161
Other assets, net	68,656	68,498
Total assets	$2,645,934	$2,681,616

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	$112,193	$101,706
Salaries and benefits payable	48,583	65,390
Accrued interest payable	10,087	28,034
Medical claims payable	56,599	61,142
Other accrued expenses and other current liabilities	79,619	83,243
Current portion of long-term debt and capital lease obligations	13,015	13,387
Total current liabilities	320,096	352,902

Long-term debt and capital lease obligations	1,850,208	1,853,107
Deferred income taxes	126,123	120,961
Other long-term liabilities	97,196	104,110

Non-controlling interests with redemption rights	99,667	99,164

Equity
Member’s equity	142,837	141,589
Non-controlling interests	9,807	9,783
Total equity	152,644	151,372
Total liabilities and equity	$2,645,934	$2,681,616

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Quarter Ended December 31,
	2012	2011
Cash flows from operating activities
Net earnings	$4,068	$3,585
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	26,852	28,534
Amortization of loan costs	1,828	1,902
Stock-based compensation	1,137	500
Deferred income taxes	1,964	3,067
Income tax benefit from stock-based compensation	16	6
Fair value change in interest rate hedges	–	(845)
Amortization of other comprehensive loss	–	1,234
Gain on disposal of assets, net	(88)	(240)
Loss (earnings) from discontinued operations, net	(415)	48
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	(25,043)	(26,860)
Inventories, prepaid expenses and other current assets	27,196	(2,839)
Accounts payable, other accrued expenses and other accrued liabilities	(37,349)	(40,766)
Net cash provided by (used in) operating activities – continuing operations	166	(32,674)
Net cash provided by (used in) operating activities – discontinued operations	435	(27)
Net cash provided by (used in) operating activities	601	(32,701)

Cash flows from investing activities
Purchases of property and equipment, net	(30,974)	(24,357)
Cash paid for acquisitions, net	(1,088)	602
Proceeds from sale of assets	12	–
Change in other assets, net	(1,313)	1,171
Net cash used in investing activities	(33,363)	(22,584)

Cash flows from financing activities
Payment of debt and capital lease obligations	(3,647)	(3,745)
Debt financing costs incurred	–	(998)
Distributions to non-controlling interests	(2,963)	(3,303)
Cash received for the sale of non-controlling interests	700	–
Cash paid for the repurchase of non-controlling interests	(197)	–
Net cash used in financing activities	(6,107)	(8,046)

Change in cash and cash equivalents	(38,869)	(63,331)
Cash and cash equivalents at beginning of period	48,882	147,327
Cash and cash equivalents at end of period	$10,013	$83,996

Supplemental disclosure of cash flow information
Cash paid for interest	$49,966	$53,182
Cash paid for income taxes, net	$5	$13

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended December 31, 2012
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$597,101	$–	$–	$597,101
Less: Provision for bad debts	(94,656)	–	–	(94,656)
Acute care revenue	502,445	–	–	502,445
Premium revenue	–	138,854	–	138,854
Revenue between segments	1,567	–	(1,567)	–
Net revenue	504,012	138,854	(1,567)	641,299

Salaries and benefits (excludes stock-based compensation)	239,385	5,766	–	245,151
Supplies	89,845	54	–	89,899
Medical claims	–	114,910	(1,567)	113,343
Rentals and leases	13,572	393	–	13,965
Other operating expenses	109,336	5,757	–	115,093
Medicare and Medicaid EHR incentives	(5,536)	–	–	(5,536)
Adjusted EBITDA	57,410	11,974	–	69,384

Interest expense, net	33,845	–	–	33,845
Depreciation and amortization	25,817	1,035	–	26,852
Stock-based compensation	1,137	–	–	1,137
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(4,639)	10,939	–	6,300
Gain on disposal of assets, net	88	–	–	88
Earnings (loss) from continuing operations before income taxes	$(4,551)	$10,939	$–	$6,388

	For the Quarter Ended December 31, 2011
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue before provision for bad debts	$543,214	$–	$–	$543,214
Less: Provision for bad debts	(70,279)	–	–	(70,279)
Acute care revenue	472,935	–	–	472,935
Premium revenue	–	150,738	–	150,738
Revenue between segments	1,629	–	(1,629)	–
Net revenue	474,564	150,738	(1,629)	623,673

Salaries and benefits (excludes stock-based compensation)	218,337	5,127	–	223,464
Supplies	84,119	51	–	84,170
Medical claims	–	125,874	(1,629)	124,245
Rentals and leases	11,886	380	–	12,266
Other operating expenses	108,297	5,686	–	113,983
Medicare and Medicaid EHR incentives	(6,677)	–	–	(6,677)
Adjusted EBITDA	58,602	13,620	–	72,222

Interest expense, net	34,940	–	–	34,940
Depreciation and amortization	27,656	878	–	28,534
Stock-based compensation	500	–	–	500
Management fees	1,250	–	–	1,250
Earnings (loss) from continuing operations before gain on disposal of assets and income taxes	(5,744)	12,742	–	6,998
Gain on disposal of assets, net	240	–	–	240
Earnings (loss) from continuing operations before income taxes	$(5,504)	$12,742	$–	$7,238

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended December 31,
	2012	2011
Consolidated Hospital Facilities
Number of acute care hospital facilities at end of period	19	18
Licensed beds at end of period	4,485	4,365
Average length of stay (days)	5.0	4.9
Occupancy rates (average beds in service)	48.4%	48.9%
Admissions	31,512	31,634
Percentage change	(0.4%)
Adjusted admissions	54,975	53,315
Percentage change	3.1%
Patient days	158,136	154,810
Adjusted patient days	275,882	252,163
Outpatient revenue as a percentage of gross patient revenue	42.7%	40.7%

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended December 31,
	2012	2011
Consolidated Results
Net earnings from continuing operations	$3,653	$3,633
Add:
Interest expense, net	33,845	34,940
Income tax expense	2,735	3,605
Depreciation and amortization	26,852	28,534
Stock-based compensation	1,137	500
Gain on disposal of assets, net	(88)	(240)
Management fees	1,250	1,250
Adjusted EBITDA	$69,384	$72,222

CONTACT:
IASIS Healthcare LLC
Investor Contact:
W. Carl Whitmer
President and Chief Executive Officer
or
John M. Doyle
Chief Financial Officer
615-844-2747
or
Media Contact:
Michele M. Simpson, 615-467-1255
VP, Corporate Communications